EXHIBIT 99.11

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                            3,678,612 Common Shares
                     Initially Offered Pursuant to Rights
                        Distributed to Shareholders of
                   Commonwealth Telephone Enterprises, Inc.


To Our Clients:

               Enclosed for your consideration are a Prospectus, dated September 23, 1998, supplemented by a Prospectus Supplement dated September
25, 1998 (as supplemented, the "Prospectus") and the "Instructions as to Use of Commonwealth Telephone Enterprises, Inc. Subscription Certificates" relating to the offer by Commonwealth Telephone Enterprises, Inc. (the "Company") of 3,678,612 shares of Common Stock, par value $1.00 per share (the "Underlying Shares"), of the Company, at a subscription price of $21.25 per share for each Underlying Share, in cash, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record of shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), and to holders of record of shares of its Class B Common Stock, par value $1.00 per share
(the "Class B Stock", and collectively with the Common Stock, the "Company Stock"), as of the close of business on September 25, 1998 (the "Record Date").

               As described in the accompanying Prospectus, you will receive 1 transferable Right for each 5 shares of Company Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at the Subscription Price of $21.25 per share (the "Subscription Price").

               If you elect to exercise in full your Basic Subscription Privilege, you may also subscribe at the Subscription Price for additional Underlying Shares available as a result of unexercised Rights, if any (the "Oversubscription Privilege"). If an insufficient number of Underlying Shares is available to satisfy fully all elections to exercise the Oversubscription Privilege, the available Underlying Shares will be prorated among holders who exercise their Oversubscription Privilege based on the respective numbers of Underlying Shares requested by such holders pursuant to the Oversubscription Privilege. The maximum number of Underlying Shares for which any beneficial owner may exercise the Oversubscription Privilege is 1,894,934.

               Rights are transferable and holders that wish to sell their Rights may do so. It is anticipated that the Rights will trade on The NASDAQ National Market ("NASDAQ") up to and including the close of business on the Expiration Date.

               THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF COMPANY STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus by exercising Rights to which you are entitled or to sell such Right. However, we urge you to read the document carefully before instructing us to exercise or sell Rights.

               Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the offering. The offering will expire at 5:00 P.M., New York City time, on October 23, 1998, unless extended by the Company. Once you have exercised a Right, such exercise may not be revoked except in certain limited circumstances as provided in the enclosed Prospectus.

               If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, or endeavor to sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

               ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 322-2885.

                                 INSTRUCTIONS

               The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Commonwealth Telephone Enterprises (the "Company").

               This will instruct you whether to exercise or sell Rights to purchase shares of Common Stock distributed with respect to the shares of Company Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Commonwealth Telephone Enterprises Subscription Certificates.

               Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

               Box 2. [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                                        Number of          Subscription
                                         Shares               Price       Payment
Basic Subscription Right:                            x     $21.25      =  $_______ (Line 1)
                              ------------------------     -------------
(one Right required for each share subscribed for)

Oversubscription Right:                                    $21.25      =  $_______ (Line 2)
                              ------------------------     -------------
(maximum of 1,894,934)
                                              Total Payment Required:   = $_______ (Sum of Lines 1
                                                                                    and 2; must
                                                                                    equal total of
                                                                                    amount in Boxes
                                                                                    2a and 2b).

               If Box 2 is marked, mark either or both of Box 2a and 2b:

               Box 2a. [ ] Payment in the following amount is enclosed $_____.

               Box 2b. [ ] Please deduct payment from the following account maintained by you as follows:


        ___________________________   __________________________
             Type of Account                 Account No.

        Amount to be deducted:     $____________________________

               Box 3. [ ] Please ENDEAVOR TO SELL ___________ RIGHTS and remit the net proceeds to the undersigned.

                                            __________________________________

                                            __________________________________
                                            Signature(s)


                                            Please type or print name(s) below

                                            __________________________________

                                            __________________________________

Date:________________, 1998